UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 17, 2016


                          Red Giant Entertainment, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-53310                 98-0471928
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

 614 E. Hwy 50, Suite 235, Clermont, FL                            34711
(Address of principal executive offices)                        (Zip Code)

                                 (877) 904-7334
           (Issuer's telephone/facsimile numbers, including area code)

                                 Not Applicable
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17CFR240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 17, 2016, our Board of Directors acting in their capacity as a majority of shareholders, executed a written consent authorizing the merger of the Registrant, a Nevada corporation ("REDG-NV"), with its wholly-owned Florida subsidiary, Red Giant Entertainment, Inc. ("REDG-FL"). REDG-FL will be the surviving corporation after the merger. There are two purposes of the merger:
(1) effect a re-domicile of the Registrant from Nevada to Florida, and (2) cause a reverse-split of the Registrant's class of common stock.

The constituent corporations executed the Agreement and Plan of Merger and made it effective on March 6, 2017 in Nevada and Florida for corporate law purposes. A copy of the Agreement and Plan of Merger along with the bylaws and amended articles of incorporation for REDG-FL are attached hereto as Exhibit 2.1. However, on March 9, 2017 the Financial Regulatory Authority ("FINRA") notified the Registrant that it has not completed its second level review of the transaction. Until FINRA notifies the Registrant that it has completed its review and approved the corporate actions, the Registrant understands that the reverse-split and re-domicile transaction will not be recognized for securities market price quoting or stock transfer or stock issuance purposes.

                            PARENT-SUBSIDIARY MERGER

We undertook this merger primarily to reduce the several thousands of dollars it costs us now to be domiciled and effect corporate actions in Nevada, which is significant in light of our lack of cash to pay expenses; whereas in Florida, REDG-FL pays only $150.00 in annual filing fees and $35.00 for corporate actions. We expect this merger to be deemed a tax-free reorganization under the Internal Revenue Code.

Our pre-merger operations are not expected to be affected by the merger:

     *    Our officers and directors will remain the same following the merger;
     * We anticipate that FINRA will not change our stock symbol as a result of the merger;
     * Our Florida amended articles of incorporation are similar in many respects to our amended and restated certificate of Nevada incorporation, and preferred share designations will be nearly identical except that the Florida articles provide for a greater amount of authorized shares; and
     * REDG-FL's bylaws are similar to REDG-NV's bylaws with the primary material difference being that REDG-FL's bylaws contain emergency powers for operation of the Corporation after a disaster.

However, Common Stockholders of REDG-NV will receive one (1) REDG-FL for every 1,000 shares of REDG-NV they possess as of the Effective Date of the merger.

                            EXCHANGE RATIO OF SHARES

In anticipation of the merger, REDG-FL's articles of incorporation were amended to mirror REDG-NV's Amended Certificate of Incorporation in most respects, except that REDG-FL's amended articles have higher authorized share limits for

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Common Stock than REDG-NV, e.g., nineteen billion eight hundred million authorized common shares versus REDG-NV's twelve billion authorized common shares. The Plan of Merger provides for an exchange ratio of 1,000 for 1 of REDG-NV common shares for each share of REDG-FL, while the exchange ratio of REDG-NV preferred shares is one for one. The effect of the exchange ratio for common shares will be a reverse-split for holders of REDG-NV common shares.

BACKGROUND AND PURPOSES OF THE REVERSE-SPLIT

The REDG-NV/REDG-FL merger is effectively a reorganization and restructuring to counter the dilutive effects of more than a dozen convertible debt financings since 2013 and the consequences of debt instrument penalty provisions triggered by REDG's inability to file timely reports to the SEC. Since April 2015 we have twice-doubled our authorized common shares to avoid debt instrument penalty provisions triggered by the inability to issue shares as payment for debt. During this time we left unchanged our authorized amount of preferred shares. Reversing the common shares by 1,000 : 1 does not result in a restoration of the parity between the issued common and preferred shares to their respective levels before the April 2015 increase in authorized common shares. Instead, the reverse-split serves to reduce the dilutive bloat of the common share class, while the increase in authorized common shares we believe will allow us greater flexibility if we need to engage in dilutive financings in the near future. In addition, the Plan of Merger, with our resulting state of incorporation being Florida, will save us thousands of dollars in corporate governance-related filing fees. Thus, if we need to increase our authorized preferred shares, for instance, we can do so in Florida with a $35.00 filing fee. In Nevada this action would cost us at least $6,725.00, based upon the quantity of our authorized shares.

EFFECTIVE DATE OF MERGER AND REVERSE-SPLIT

We anticipated FINRA's approval would be given following our application to it ten days before the twentieth day following our dissemination of our Notice to Shareholders, and we based the timing of our filings of the Agreement and Plan of Merger with the respective Secretary of State's offices in Nevada and Florida to coincide with the anticipated approval. The approval has not happened to date, and we are now advised that the market's effective date will be whenever FINRA approves our corporate action.

EFFECTS OF THE REVERSE-SPLIT

The reverse-split of our issued and outstanding 8,663,950,695 shares of Common Stock (as of the record date of November 17, 2016) will reduce the number of issued and outstanding shares to 8,664,050 shares, without changing the 43,500,000 issued and outstanding shares of preferred stock. After the Effective Date of the reverse-split, each common stockholder would own a reduced number of shares of our Common Stock, based upon the ratio of One Thousand for One (1,000:1).

PROPORTIONATE AND DISPROPORTIONATE EFFECTS ON VOTING RIGHTS. With the exception of the number of shares of Common Stock outstanding, the proportionate voting rights and other rights and preferences of shares of our Common Stock prior and subsequent to the reverse-split would remain the same within the class of Common stock. We do not anticipate that our financial statements, the percentage of our common stock owned by management, the number of our stockholders, or any aspect

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of our current business would materially change as a result of the reverse-split
- other than we anticipate that we may have easier access to outside funding. However, the relative voting weight of our preferred stock, which is held mostly by our officers and directors, would increase materially against the voting weight of the common stock, resulting in the preferred having more than four billion votes while the common has more than eight million votes.

EFFECT ON SECURITIES REGISTRATION. Our Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements. The proposed reverse stock split would not affect the registration of our Common Stock under the Exchange Act.

FRACTIONAL SHARES. There will be no payment of cash in lieu of any fractional shares. Furthermore, the number of stockholders will remain unchanged because those stockholders who would otherwise receive only a fractional share will receive a number of shares rounded up to the next 100 shares.

EFFECT ON STREET NAME OR BENEFICIAL HOLDERS. Upon a reverse stock split, we intend to treat shareholders holding the Company's Common Stock in "street name", through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company's Common Stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

EFFECT ON PAPER STOCK CERTIFICATES. Some of our shareholders hold some or all of their shares in paper certificate form. If any of your shares are held in certificate form, you will not be required to exchange your certificate for a new one evidencing the post-reverse stock split shares. Shareholders who wish to exchange their pre-reverse stock split certificates may do so by contacting the Company's transfer agent, Pacific Stock Transfer, 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119, Telephone: (702) 361-3033; to complete such exchange at their own expense.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND ARE NOT REQUIRED TO SUBMIT ANY CERTIFICATE(S) TO THE COMPANY OR ITS TRANSFER AGENT.

EFFECT ON PAR VALUE OF COMMON STOCK. The reverse-split will not change the par value of our Common Stock. While the aggregate par value of our outstanding Common Stock will be reduced as a result of the reverse-split, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse-split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse-split for all periods presented in our future financial reports and regulatory filings.

Any new shares issued following the Effective Date of the reverse-split will be fully paid and non-assessable shares.

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EFFECTS ON THE MARKET FOR COMMON STOCK. We notified our shareholders that on
February 1, 2017, the date immediately preceding the filing of our preliminary Information Statement on Schedule 14C, the closing price of our shares subject to quotation on the OTC Market was $0.0001 and the total market value was approximately $866,395 based on 8,663,950,695 shares of Common Stock outstanding.

The Board of Directors believes that a reverse-split should, at least initially, increase the price of our shares of Common Stock to approximately $0.10 per share. While the reverse-split will not increase to total market value of our Common Stock, the Board of Directors believes that the increase in our share price, which increase may not necessarily be sustained, should make our shares more attractive to potential investors, encourage investor interest and trading in, and possibly the marketability of, our Common Stock.

In addition, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our Common Stock were higher. This difference in transaction costs may also further limit the willingness of institutional investors to purchase shares of our Common Stock.

The reduction in the number of outstanding shares could adversely affect the trading market for our Common Stock by reducing the relative level of liquidity of the shares of Common Stock. Further, there can be no assurance that the reverse-split will result in a proportionate increase or, for that matter, any increase, in the price of the shares of Common Stock subject to quotation on the OTC Market.

Trading in our shares also may be adversely affected by a variety of policies and practices of brokerage firms that discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Similarly, many brokerage firms are reluctant to recommend low-priced stocks to their customers, and the analysts at many brokerage firms do not provide coverage for such stocks. The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the reverse-split, and the anticipated increase in the price of the Common Stock, could generate interest in the Common Stock and possibly promote greater liquidity for the Corporation's stockholders. However, our aggregate market capitalization could be reduced to the extent that any increase in the market price of the Common Stock resulting from the reverse-split is proportionately less than the decrease in the number of shares of Common Stock outstanding. We ultimately cannot predict whether, and to what extent, the reverse-split would achieve the desired results. The price per share of our Common Stock is a function of various factors, including the profitability of our business operations.

Accordingly, there can be no assurance that the market price of our Common Stock after the reverse-split would increase in an amount proportionate to the

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decrease in the number of issued and outstanding shares, or would increase at all, that any increase can be sustained for a prolonged period of time or that the reverse-split would enhance the liquidity of, or investor interest in, our Common Stock.

AUTHORIZED BUT UNISSUED SHARES; POTENTIAL DILUTION AND ANTI-TAKEOVER EFFECTS. Upon the anticipated Effective Date of the reverse-split, the Company will have 8,664,050 shares issued and outstanding and will have 19,800,000,000 shares of authorized Common Stock. These additional shares would be available for issuance from time to time for business purposes as reasonably determined by the Board of Directors. In connection with capital-raising transactions and acquisitions of technologies, or assets, consistent with our current business objectives.

The significant increase in the proportion of unissued authorized shares to issued shares after the reverse-split could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the reverse-split in response to any effort of which we are aware to accumulate any of our shares of our Common Stock or to otherwise seek to obtain control of the Company. Our Board of Directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of the Company.

FEDERAL INCOME TAX CONSEQUENCES

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

TAX CONSEQUENCES TO U.S. HOLDERS OF COMMON STOCK. We believe that the reverse stock split will qualify as a "reorganization" under Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

     * A U.S. Holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).
     * A U.S. Holder's aggregate tax basis in his, her or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.
     * A U.S. Holder's holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

TAX CONSEQUENCES TO THE CORPORATION. We do not expect to recognize any taxable gain or loss as a result of the reverse stock split.

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BOARD OF DIRECTORS' CONSIDERATIONS

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the reverse-split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company's available cash resources and concluded that the Board of Directors could adequately establish the fairness of the reverse-split without the engagement of third parties.

Also, the Board of Directors arbitrarily determined the exchange ratio with a view towards reducing the amount of shares outstanding by a divisor that would increase the Corporation's quoted share price above a penny from its current price of $0.0001 per share.

Notwithstanding the foregoing, our Board of Directors believes that the potential positive effects of the reverse-split outweigh the potential disadvantages. In making this determination, our Board of Directors has taken into account various negative factors, including: (i) the negative perception of reverse-splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and
(iii) the costs associated with implementing the reverse-split. The effect of the reverse-split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that the reverse-split may not increase the per share price of our Common stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price, which depends on many factors.

After considering the foregoing factors, our Board determined that merging REDG-NV with REDG-FL and reducing the proportionate number of issued and outstanding Common shares is in our best interests and that of our stockholders, as without the reverse-split, we may continue to experience difficulties in obtaining additional affordable capital for our current business.

DISTRIBUTION AND COSTS

The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

Neither the adoption by the Board of Directors, nor the approval by the shareholders, of the reverse-split provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under Section 78 of the Revised Nevada Statutes, the Articles of Incorporation or the Bylaws.

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SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.03 - MATERIAL MODIFICATION TO RIGHTS OF SECURITIES HOLDERS

1. See the description of the reverse-split and re-domicile transaction in Item
1.01 above.

SECTION 9 - EXHIBITS

ITEM 9.01 - EXHIBITS

Exhibit
Number                             Description
------                             -----------

2.1               Agreement and Plan of Merger.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Red Giant Entertainment, Inc.


Dated: March 10, 2017                /s/ Benny R. Powell
                                     -------------------------------------------
                                     By:  Benny R. Powell
                                     Its: Chief Executive Officer, President,
                                     Chief Financial Officer, and Secretary

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